Exhibit 23.4

Mercer Management Consulting, Inc.

200 Claredon Street

Boston, MA 02116

CONSENT

We hereby consent to the use of our name and reference to the data we have compiled regarding the domestic expedited freight market in this Registration Statement on Form S-1 of Panther Expedited Services, Inc.

Mercer Management Consulting

By:	/s/ William J. Rennicke
Name: Title:	William J. Rennicke Director

Date: July 3, 2006